Phillips Edison & Company Reports Fourth Quarter
and Full Year 2021 Results; Provides 2022 Guidance

CINCINNATI - February 10, 2022 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net loss attributable to stockholders of $5.2 million, or $0.05 per diluted share, for the three months ended December 31, 2021, and net income attributable to stockholders of $15.1 million, or $0.15 per diluted share, for the full year ended December 31, 2021.

Highlights for the Fourth Quarter Ended December 31, 2021
•Nareit FFO totaled $49.4 million, or $0.39 per diluted share
•Core FFO totaled $60.8 million, or $0.47 per diluted share
•Same-center NOI increased 15.2% versus the three months ended December 31, 2020
•Same-center NOI increased 3.9% versus the comparable same-center NOI for the quarter ended December 31, 2019
•Leased portfolio occupancy increased to a record 96.3%
•Comparable new and renewal rent spreads were 18.3% and 7.8%, respectively
•Acquired five grocery-anchored shopping centers and two outparcels for $219.1 million; subsequent to quarter end, acquired an additional two grocery-anchored shopping centers for $82.9 million
•Net debt to annualized adjusted EBITDAre was 5.6x compared to 7.3x at December 31, 2020
•Completed upsized debut public debt offering of $350 million aggregate principal amount of 2.625% senior notes due in 2031

Highlights for the Full Year Ended December 31, 2021
•Nareit FFO totaled $211.2 million, or $1.81 per diluted share
•Core FFO totaled $255.0 million, or $2.19 per diluted share
•Same-center NOI increased 8.2% versus the full year ended December 31, 2020

Management Commentary
“Our strong results for the fourth quarter capped off a remarkable year for Phillips Edison - both at the corporate level and the property level,” stated Jeff Edison, chairman and chief executive officer of PECO. “During 2021, we completed our $547 million underwritten IPO, our $350 million debut investment grade debt offering, and a new $980 million unsecured credit facility. This activity combined with the strong and growing cash flow generated by our centers positions us to pursue attractive external growth by expanding our portfolio of grocery-anchored shopping centers through acquisitions.”
“At the property level, quarterly foot traffic surpassed both 2019 and 2020 levels, occupancy reached an all time high, and the operating environment remains healthy. We continue to see sustained demand for retail space at our grocery-anchored shopping centers. This demand allows us to drive strong internal growth through attractive new and renewal leasing spreads and executing new leases with contractual annual rent bumps.
“We believe our robust external and internal growth will drive strong long-term growth as we look toward the remainder of 2022 and beyond.”

Financial Results for the Fourth Quarter and Year Ended December 31, 2021
Net (Loss) Income
Fourth quarter 2021 net loss attributable to stockholders totaled $5.2 million, or $0.05 per diluted share, compared to net loss of $11.2 million, or $0.12 per diluted share, during the fourth quarter of 2020.

For the year ended December 31, 2021, net income attributable to stockholders totaled $15.1 million, or $0.15 per diluted share, compared to $4.8 million, or $0.05 per diluted share, during the year ended December 31, 2020.

Nareit FFO
Fourth quarter 2021 funds from operations attributable to stockholders and operating partnership unit (“OP unit”) holders as defined by Nareit (“Nareit FFO”) increased 7.3% to $49.4 million, or $0.39 per diluted share, from $46.0 million, or $0.41 per diluted share, during the fourth quarter of 2020.
For the year ended December 31, 2021, Nareit FFO decreased 4.7% to $211.2 million, or $1.81 per diluted share, from $221.7 million, or $1.99 per diluted share, during the year ended December 31, 2020.
The results were driven by an increase in rental income and an improvement in collections, offset by an increase in the earn-out liability, which resulted in $7.4 million and $30.4 million of non-cash expense for the three months and year ended December 31, 2021, respectively. The earn-out liability was settled in its entirety with the issuance of approximately 1.6 million OP units on January 11, 2022. The per diluted share metrics were impacted by an increase in shares outstanding due to the earn-out shares and PECO’s July 2021 IPO.

Core FFO
Fourth quarter 2021 core funds from operations (“Core FFO”) increased 24.5% to $60.8 million, or $0.47 per diluted share, compared to $48.8 million, or $0.44 per diluted share, during the fourth quarter of 2020.
For the year ended December 31, 2021, Core FFO increased 15.7% to $255.0 million, or $2.19 per diluted share, compared to $220.4 million, or $1.98 per diluted share, during the year ended December 31, 2020.
The results were driven by an increase in rental income, an improvement in collections, and lower interest costs. Core FFO excludes one-time non-cash items like the aforementioned earn-out liability adjustment.

Same-Center NOI
Fourth quarter 2021 same-center net operating income (“NOI”) increased 15.2% to $88.8 million compared to $77.1 million during the fourth quarter of 2020.
For the year ended December 31, 2021, same-center NOI improved 8.2% to $346.8 million compared to $320.4 million during the year ended December 31, 2020.
Results were driven by a strong leasing environment which led to an increase in average base rent per square foot, as well as stronger collections compared to 2020.

Portfolio Overview for the Fourth Quarter and Year Ended December 31, 2021
Portfolio Statistics
As of December 31, 2021, PECO’s wholly-owned portfolio consisted of 268 properties, totaling approximately 30.7 million square feet, located in 31 states. This compared to 283 properties, totaling approximately 31.7 million square feet, located in 31 states as of December 31, 2020.
Leased portfolio occupancy increased to 96.3% at December 31, 2021, compared to 94.7% at December 31, 2020.
Anchor occupancy totaled 98.1% compared to 97.6% at December 31, 2020, and inline occupancy totaled 92.7% compared to 88.9% at December 31, 2020.

Leasing Activity
During the fourth quarter of 2021, 253 leases (new, renewal, and options) were executed totaling 1.4 million square feet. This compared to 248 leases executed totaling 1.1 million square feet during the fourth quarter of 2020.
Comparable rent spreads during the fourth quarter of 2021, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 18.3% for new leases, 7.8% for renewal leases (excluding options), and 10.4% combined (new and renewal leases only).

During the year ended December 31, 2021, 1,135 leases (new, renewal, and options) were executed totaling approximately 5.6 million square feet. This compared to 861 leases executed totaling approximately 4.7 million square feet during the same year-ago period.
Comparable rent spreads during the year ended December 31, 2021 were 15.7% for new leases, 8.1% for renewal leases (excluding options), and 10.1% combined (new and renewal leases only).

Acquisition & Disposition Activity
During the fourth quarter of 2021, PECO acquired five grocery-anchored shopping centers and two outparcels totaling over 750,000 square feet for $219.1 million. During the same period, four properties and one outparcel were sold for $27.8 million.
During the year ended December 31, 2021, PECO acquired nine properties and five outparcels for a total of $307.6 million. During the same period, 24 properties and four outparcels were sold for $216.1 million.
From January 1, 2022 through February 9, 2022, PECO acquired two properties totaling $82.9 million and disposed of one property totaling $1.4 million.

Balance Sheet Highlights as of December 31, 2021
As of December 31, 2021, PECO had $604.8 million of total liquidity, comprised of $115.5 million of cash, cash equivalents, and restricted cash, plus $489.3 million of borrowing capacity available on its $500.0 million revolving credit facility. PECO has no material debt maturities until 2024.
PECO’s net debt to annualized adjusted EBITDAre was 5.6x, compared to 7.3x at December 31, 2020.
PECO’s outstanding debt had a weighted-average interest rate of 3.3% and a weighted-average maturity of 5.2 years, and 98.7% of its total debt was fixed-rate debt.
During the fourth quarter of 2021, PECO completed its debut public debt offering of $350 million aggregate principal amount of 2.625% Senior Notes due 2031. The notes were priced at 98.692% of the principal amount and will mature on November 15, 2031.
On February 9, 2022, PECO’s Board of Directors (the “Board”) authorized a new $250 million “at-the-market” (“ATM”) stock offering program. The establishment of the ATM is expected to improve PECO’s access to the equity capital markets. PECO has no immediate plans to utilize the ATM program and will patiently evaluate market conditions before considering using the ATM.

Monthly Stockholder Distributions
For the three months ended December 31, 2021, total distributions of $34.7 million were paid to common stockholders, Class B stockholders and OP unit holders.
Monthly distributions paid in October 2021 were $0.085 per share. Monthly distributions paid in November 2021, December 2021, January 2022, and February 2022 were each $0.09 per share. PECO has paid, and plans to continue to pay, distributions monthly.
Subsequent to the quarter end, the Board authorized monthly distributions of $0.09 per share payable in March 2022, April 2022, and May 2022 to stockholders of record at the close of business on February 15, 2022, March 15, 2022, and April 15, 2022, respectively.

2022 Guidance

The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2022. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

Full Year 2022 Guidance
Net income per share	$0.29 - $0.35
Nareit FFO per share	$2.05 - $2.12
Core FFO per share	$2.16 - $2.24
Same-Center NOI growth	3.0% - 4.0%
Full Year 2022 Guidance
Acquisitions (net of dispositions)	$300 - $400 million
The following table provides a reconciliation of the range of the Company's 2022 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.29	$0.35
Depreciation and amortization of real estate assets	1.73	1.74
Adjustments related to unconsolidated joint ventures	0.03	0.03
Nareit FFO	$2.05	$2.12
Depreciation and amortization of corporate assets	0.02	0.02
Change in fair value of earn-out liability	0.01	0.01
Loss on extinguishment of debt, net	0.03	0.03
Transaction costs and other	0.07	0.08
Amortization of joint venture basis differences	(0.02)	(0.02)
Core FFO	$2.16	$2.24

Results Presentation Details
PECO plans to host a conference call and webcast on Friday, February 11, 2022 at 12:00 p.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Date: Friday, February 11, 2022
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (844) 961-1115
International Dial-In Number: (929) 517-0921
Conference ID: 5899755
Webcast link: https://edge.media-server.com/mmc/p/9ak4ksyc

A webcast replay will be available approximately one hour after the conclusion of the presentation using the Webcast link above.
For more information on the Company’s financial results, please refer to the Company’s 2021 Annual Report on Form 10-K, to be filed with the SEC on or before February 16, 2022, which is accessible on the SEC’s website at www.sec.gov.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2021 AND 2020
(In thousands, except per share amounts)

	2021	2020
ASSETS
Investment in real estate:
Land and improvements	$1,586,993	$1,549,362
Building and improvements	3,355,433	3,237,986
In-place lease assets	452,504	441,683
Above-market lease assets	68,736	66,106
Total investment in real estate assets	5,463,666	5,295,137
Accumulated depreciation and amortization	(1,110,426)	(941,413)
Net investment in real estate assets	4,353,240	4,353,724
Investment in unconsolidated joint ventures	31,326	37,366
Total investment in real estate assets, net	4,384,566	4,391,090
Cash and cash equivalents	92,585	104,296
Restricted cash	22,944	27,641
Goodwill	29,066	29,066
Other assets, net	138,050	126,470
Real estate investments and other assets held for sale	1,557	—
Total assets	$4,668,768	$4,678,563

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,891,722	$2,292,605
Below-market lease liabilities, net	107,526	101,746
Earn-out liability	52,436	22,000
Derivative liabilities	24,096	54,759
Deferred income	19,145	14,581
Accounts payable and other liabilities	97,229	176,943
Liabilities of real estate investments held for sale	288	—
Total liabilities	2,192,442	2,662,634
Commitments and contingencies	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and
outstanding at December 31, 2021 and 2020	—	—
Common stock, $0.01 par value per share, 650,000 shares authorized, 19,550 shares issued and outstanding at December 31, 2021; zero shares authorized, issued, and outstanding at
December 31, 2020	196	—
Class B common stock, $0.01 par value per share, 350,000 shares authorized, 93,665 and
93,279 shares issued and outstanding at December 31, 2021 and 2020, respectively	936	2,798
Additional paid-in capital	3,264,038	2,739,358
Accumulated other comprehensive loss	(24,819)	(52,306)
Accumulated deficit	(1,090,837)	(999,491)
Total stockholders’ equity	2,149,514	1,690,359
Noncontrolling interests	326,812	325,570
Total equity	2,476,326	2,015,929
Total liabilities and equity	$4,668,768	$4,678,563

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2021 AND 2020
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Rental income	$132,711	$118,065	$519,495	$485,483
Fees and management income	3,240	2,314	10,335	9,820
Other property income	1,110	380	3,016	2,714
Total revenues	137,061	120,759	532,846	498,017
Operating Expenses:
Property operating	27,130	25,264	92,914	87,490
Real estate taxes	15,619	16,169	65,381	67,016
General and administrative	15,915	11,242	48,820	41,383
Depreciation and amortization	55,604	55,987	221,433	224,679
Impairment of real estate assets	—	2,423	6,754	2,423
Total operating expenses	114,268	111,085	435,302	422,991
Other:
Interest expense, net	(18,606)	(19,986)	(76,371)	(85,303)
(Loss) gain on disposal of property, net	(1,257)	(2,122)	30,421	6,494
Other (expense) income, net	(8,766)	(320)	(34,361)	9,245
Net (loss) income	(5,836)	(12,754)	17,233	5,462
Net loss (income) attributable to noncontrolling interests	627	1,561	(2,112)	(690)
Net (loss) income attributable to stockholders	$(5,209)	$(11,193)	$15,121	$4,772
Earnings per share of common stock:
Net (loss) income per share attributable to stockholders - basic and diluted	$(0.05)	$(0.12)	$0.15	$0.05

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months and years ended December 31, 2021 and 2020, Same-Center NOI represents the NOI for the 256 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2019, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO Attributable to Stockholders and OP Unit Holders in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO Attributable to Stockholders and OP Unit Holders to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) gains or losses from disposition of depreciable property, and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company has included the calculation of EBITDAre to better align with publicly traded REITs. The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares same-center NOI (dollars in thousands):

	Three Months Ended December 31,		Favorable (Unfavorable)		Year Ended December 31,		Favorable (Unfavorable)
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues:
Rental income(1)	$91,825	$88,679	$3,146		$361,297	$356,096	$5,201
Tenant recovery income	29,683	30,146	(463)		115,989	120,475	(4,486)
Reserves for uncollectibility(2)	590	(8,616)	9,206		1,876	(26,243)	28,119
Other property income	1,034	355	679		2,761	2,570	191
Total revenues	123,132	110,564	12,568	11.4%	481,923	452,898	29,025	6.4%
Operating expenses:
Property operating expenses	19,386	18,159	(1,227)		72,226	68,101	(4,125)
Real estate taxes	14,921	15,320	399		62,929	64,420	1,491
Total operating expenses	34,307	33,479	(828)	(2.5)%	135,155	132,521	(2,634)	(2.0)%
Total Same-Center NOI	$88,825	$77,085	$11,740	15.2%	$346,768	$320,377	$26,391	8.2%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net (Loss) Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020
Net (loss) income	$(5,836)	$(12,754)	$4,861	$17,233	$5,462
Adjusted to exclude:
Fees and management income	(3,240)	(2,314)	(2,602)	(10,335)	(9,820)
Straight-line rental income(1)	(2,536)	(192)	(1,974)	(9,404)	(3,356)
Net amortization of above- and below-market leases	(948)	(779)	(919)	(3,581)	(3,173)
Lease buyout income	(347)	(265)	(78)	(3,485)	(1,237)
General and administrative expenses	15,915	11,242	10,238	48,820	41,383
Depreciation and amortization	55,604	55,987	57,850	221,433	224,679
Impairment of real estate assets	—	2,423	12,767	6,754	2,423
Interest expense, net	18,606	19,986	27,023	76,371	85,303
Loss (gain) on disposal of property, net	1,257	2,122	(17,267)	(30,421)	(6,494)
Other expense (income), net	8,766	320	(800)	34,361	(9,245)
Property operating expenses related to fees and management income	1,244	3,512	1,093	4,855	6,098
NOI for real estate investments	88,485	79,288	90,192	352,601	332,023
Less: Non-same-center NOI(2)	340	(2,203)	(5,716)	(5,833)	(11,646)
Total Same-Center NOI	$88,825	$77,085	$84,476	$346,768	$320,377
Less: Centers not included in 2019 Same-Center(3)	(1,763)		(688)
Total Same-Center NOI - adjusted for 2019(3)	$87,062		$83,788
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.
(3)When comparing Same-Center NOI for the three months ended December 31, 2021 and 2019, Same-Center NOI represents the NOI for the properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. Same-Center NOI when comparing the three months ended December 31, 2021 and 2019 excludes the change in NOI from properties acquired or disposed of after September 30, 2019.

Nareit Funds from Operations and Core Funds from Operations—The following table presents the Company’s calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021		2020
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net (loss) income	$(5,836)	$(12,754)	$17,233		$5,462
Adjustments:
Depreciation and amortization of real estate assets	54,585	54,450	217,564		218,738
Impairment of real estate assets	—	2,423	6,754		2,423
Loss (gain) on disposal of property, net	1,257	2,122	(30,421)		(6,494)
Adjustments related to unconsolidated joint ventures	(604)	(208)	72		1,552
Nareit FFO attributable to stockholders and OP unit holders	$49,402	$46,033	$211,202		$221,681
Calculation of Core FFO
Nareit FFO attributable to stockholders and OP unit holders	$49,402	$46,033	$211,202		$221,681
Adjustments:
Depreciation and amortization of corporate assets	1,019	1,537	3,869		5,941
Change in fair value of earn-out liability	7,436	—	30,436		(10,000)
Other impairment charges	—	359	—		359
Amortization of unconsolidated joint venture basis differences	262	616	1,167		1,883
Transaction and acquisition expenses	2,513	328	5,363		539
Loss (gain) on extinguishment or modification of debt and other, net	808	(69)	3,592	—	4
Realized performance income	(675)	—	(675)		—
Core FFO	$60,765	$48,804	$254,954		$220,407

Nareit FFO Attributable to Stockholders and OP Unit Holders/Core FFO per Diluted Share(1)
Weighted-average shares of common stock outstanding - diluted	128,139	111,137	116,672		111,156
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.39	$0.41	$1.81		$1.99
Core FFO per share - diluted	$0.47	$0.44	$2.19		$1.98
(1)Restricted stock awards were dilutive to Nareit FFO attributable to stockholders and OP unit holders per share and Core FFO per share for the years ended December 31, 2021 and 2020, and, accordingly, their impact was included in the weighted-average shares of common stock used in their respective per share calculations. For the three months ended December 31, 2021 and 2020, restricted stock units had an anti-dilutive effect upon the calculation of earnings per share and thus were excluded.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Calculation of EBITDAre
Net (loss) income	$(5,836)	$(12,754)	$17,233	$5,462
Adjustments:
Depreciation and amortization	55,604	55,987	221,433	224,679
Interest expense, net	18,606	19,986	76,371	85,303
Loss (gain) on disposal of property, net	1,257	2,122	(30,421)	(6,494)
Impairment of real estate assets	—	2,423	6,754	2,423
Federal, state, and local tax (income) expense	(169)	109	327	491
Adjustments related to unconsolidated joint ventures	(273)	193	1,431	3,355
EBITDAre	$69,189	$68,066	$293,128	$315,219
Calculation of Adjusted EBITDAre
EBITDAre	$69,189	$68,066	$293,128	$315,219
Adjustments:
Change in fair value of earn-out liability	7,436	—	30,436	(10,000)
Amortization of unconsolidated joint venture basis differences	262	616	1,167	1,883
Transaction and acquisition expenses	2,513	328	5,363	539
Realized performance income	(675)	—	(675)	—
Other impairment charges	—	359	—	359
Adjusted EBITDAre	$78,725	$69,369	$329,419	$308,000

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of December 31, 2021 allows it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of December 31, 2021 and 2020 (in thousands):

	December 31, 2021	December 31, 2020
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$1,941,504	$2,345,620
Less: Cash and cash equivalents	93,109	104,952
Total net debt	$1,848,395	$2,240,668

Enterprise value:
Net debt	$1,848,395	$2,240,668
Total equity market capitalization(1)	4,182,996	2,797,234
Total enterprise value	$6,031,391	$5,037,902
(1)As of December 31, 2021, total equity market capitalization was calculated as the 126.6 million diluted shares multiplied by the closing market price per share of $33.04. As of December 31, 2020, prior to the underwritten IPO, total equity value was calculated as 106.6 million diluted shares multiplied by the estimated value per share of $26.25. Fully diluted shares include Class B common stock, common stock, and OP units.

The following table presents the calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of December 31, 2021 and 2020 (dollars in thousands):

	December 31, 2021	December 31, 2020
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,848,395	$2,240,668
Adjusted EBITDAre - annualized(1)	329,419	308,000
Net debt to Adjusted EBITDAre - annualized	5.6x	7.3x

Net debt to total enterprise value:
Net debt	$1,848,395	$2,240,668
Total enterprise value	6,031,391	5,037,902
Net debt to total enterprise value	30.6%	44.5%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons, and Ahold Delhaize. As of December 31, 2021, PECO managed 289 shopping centers, including 268 wholly-owned centers comprising 30.7 million square feet across 31 states, and 21 shopping centers owned in two institutional joint ventures. PECO is exclusively focused on creating great omni-channel grocery-anchored shopping experiences and improving communities, one shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects, are based on the current beliefs and expectations of the Company’s management, and are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of tenants, including, without limitation, the ability of tenants to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) the loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) our ability to re-lease our properties on the same or better terms, or at all, in the event of non-renewal or in the event we exercise our right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, its ability to do so at attractive prices or at all; (xx) the impact of inflation on us and our tenants; and (xxi) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, to be filed with the SEC on or before February 16, 2022, which is accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com

Source: Phillips Edison & Company, Inc.
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